Exhibit H Form of Notice

            1.        News Digest

ALLEGHENY ENERGY, INC., ET AL. A notice has been issued giving interested persons until December __, 2001, to request a hearing on a proposal by Allegheny Energy, Inc. ("Allegheny"), a registered holding company under the Public Utility Holding Company Act of 1935, as amended, Allegheny Energy Service Corporation, a wholly owned service company subsidiary of Allegheny, and Allegheny Generating Company, West Penn Power Company, Monongahela Power Company, and The Potomac Edison Company, all utility subsidiaries of Allegheny (collectively, the "Applicants"), to extend the authorization period of the Allegheny Money Pool.

            2.        Notice

Allegheny Energy, Inc. et al. (70-2______)

           Allegheny Energy, Inc. ("Allegheny"), a registered holding company under the Public Utility Holding Company Act of 1935, as amended ("Act"), and Allegheny Energy Service Corporation ("AESC"), a wholly owned service company subsidiary of Allegheny, both located at 10435 Downsville Pike, Hagerstown, MD 21740-1766 and Allegheny Generating Company ("AGC"), all located at 10435 Downsville Pike, Hagerstown, MD, 21740-1766, West Penn Power Company ("West Penn"), located at 800 Cabin Hill Drive Greensburg, PA, 15601, Monongahela Power Company ("Monongahela Power"), located at 1310 Fairmont Avenue Fairmont, WV 26554, and The Potomac Edison Company (Potomac Edison"), located at 10435 Downsville Pike, Hagerstown, MD, 21740-1766, all utility subsidiaries of Allegheny (collectively, the "Applicants"), have filed this application - declaration pursuant to Sections 6, 7, 12(d), 12(f), and 13 of the Act, and Rules 45, 53 and 54 under the Act, and subject to the terms and conditions more fully described herein, seek authorization, to extend the authorization of the currently authorized Allegheny money pool through from December 31, 2001 to December 31, 2006.

          In a series of orders issued in File No. 70-7888, dated January 29, 1992, February 28, 1992, July 14, 1992, November 5, 1993, November 28, 1995, April 18, 1996, December 23, 1997, May 19, 1999, and October 8, 1999 (Holding Co. Act Release Nos. 25462, 25481, 25581, 25919, 26418, 26506, 26804, 27030, and 27084 ("Prior Orders"), among other things, the Allegheny system companies were authorized to establish and participate in a Money Pool. Subject to the terms and conditions set forth in the Prior Orders, the applicants request authority to continue the aforementioned programs through December 31, 2006.

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